UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 13, 2024

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington		0-11559	91-0849125
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road	Spokane Valley,	Washington	99216
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KTCC	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Explanatory Note
On October 15, 2024, Key Tronic Corporation (the “Company,” “our” or “we”) completed the restatement of our consolidated financial statements as of and for the years ended July 1, 2023 and July 2, 2022 and our unaudited consolidated statements of operations for the quarters ended March 30, 2024, December 30, 2023, September 30, 2023, April 1, 2023, December 31, 2022, October 1, 2022, April 2, 2022, January 1, 2022, and October 2, 2021 (the “Restatements”). In connection with the Restatements, the Company identified corrections to certain information previously provided in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2024, including the press release furnished as Exhibit 99.1 thereto (the “Original 8-K”).

The Company is filing this Current Report on Form 8-K/A (this “Amendment”) to correct certain information for the quarter ended June 29, 2024 contained in the Original 8-K. Other corrections to the financial results included in the Original 8-K have been included in the Company’s Annual Report on Form 10-K for the year ended June 29, 2024 filed with the SEC on October 15, 2024.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On August 13, 2024, the Company issued a press release announcing its financial results for the quarter ended June 29, 2024. The information set forth below corrects and supersedes the information provided in the press release.

	Three Months Ended June 29, 2024
CORRECTED CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share information) (unaudited)	As previously reported	Adjustments	As revised
Net sales	$125,689	$867	$126,556
Cost of sales	$114,363	$3,021	$117,384
Gross profit	$11,326	$(2,154)	$9,172
Research, development and engineering expenses	$2,135	$(35)	$2,100
Selling, general and administrative expenses	$7,203	$(247)	$6,956
Gain on insurance proceeds, net of losses	$(715)	$715	$—
Total operating expenses	$8,623	$433	$9,056
Operating income	$2,703	$(2,587)	$116
Interest expense, net	$3,173	$—	$3,173
Income (loss) before income taxes	$(470)	$(2,587)	$(3,057)
Income tax provision (benefit)	$(507)	$(564)	$(1,071)
Net income (loss)	$37	$(2,023)	$(1,986)
Net income (loss) per share — Basic	$—	$(0.19)	$(0.18)
Weighted average shares outstanding — Basic	10,762	10,762	10,762
Net income (loss) per share — Diluted	$—	$(0.19)	$(0.18)
Weighted average shares outstanding — Diluted	10,762	10,762	10,762

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (GAAP), we use certain non-GAAP financial measures, adjusted net income and adjusted net income per share. We provide these non-GAAP financial measures because we believe they provide greater transparency related to our core operations and represent supplemental information used by management in its financial and operational decision making. We exclude (or include) certain items in our non-GAAP financial measures as we believe the net result is a measure of our core business. We believe this facilitates operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain income and expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Our non-GAAP financial measures may be different from those reported by other companies. See the table below entitled “Reconciliation of GAAP to non-GAAP measures” for reconciliations of adjusted net income and adjusted net income per share to the most directly comparable GAAP measures, which are GAAP net income and GAAP net income per share.

Corrected Reconciliation of GAAP to non-GAAP measures	Three Months Ended
(in thousands, except per share amounts) (unaudited)	June 29, 2024	July 1, 2023
GAAP net income (loss)	$(1,986)	$1,062
Cybersecurity expenses	$2,340	$—
Gain on insurance proceeds (net of losses)	$—	$(261)
Stock-based compensation expense	$(607)	$76
Income tax effect of non-GAAP adjustments (1)	$(347)	$37
Adjusted net income (loss):	$(600)	$914
Adjusted net income (loss) per share — non-GAAP Diluted	$(0.06)	$0.08
Weighted average shares outstanding — Diluted	10,762	10,996

(1) Income tax effects are calculated using an effective tax rate of 20%, which approximates the statutory tax rates for the presented periods.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION (Registrant)
Date: October 16, 2024

	By:	/s/ Anthony G. Voorhees
Anthony G. Voorhees, Executive Vice President of Administration, CFO and Treasurer
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